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                                                                     Exhibit 5.1


                                 August 27, 2003


Board of Directors
Webster Financial Corporation
Webster Plaza
145 Bank Street
Waterbury, Connecticut 06702

Dear Ladies and Gentlemen:

     We are acting as special counsel to Webster Financial Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of up to 603,279 shares ("Shares") of the Company's common stock, par value $0.01 per share, to shareholders of The North American Bank & Trust Company, a Connecticut chartered commercial bank ("North American"). The Shares are being offered in connection with the merger (the "Merger") of North American with and into Webster Bank, a federally chartered savings bank and a wholly owned subsidiary of Webster ("Webster Bank"), as contemplated by the terms of the Agreement and Plan of Merger by and among the Company, North American and Webster Bank, dated as of June 4, 2003 (the "Merger Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Second Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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Board of Directors
Webster Financial Corporation
August 27, 2003
Page 2

     3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4.   An executed copy of the Merger Agreement.

     5. Resolutions of the Board of Directors of the Company adopted on May 21, 2003, and resolutions of the Executive Committee of the Board of Directors adopted on June 3, 2003, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "General Corporation Law of the State of Delaware, as amended," includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following: (i) the effectiveness of the Registration Statement, (ii) the effectiveness of the Merger under the rules and regulations of the Office of Thrift Supervision and Connecticut law and (iii) the issuance of the Shares pursuant to the terms of the Merger Agreement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

     This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

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Board of Directors
Webster Financial Corporation
August 27, 2003
Page 3


     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                              Very truly yours,


                                          /s/ Hogan & Hartson L.L.P.